UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

August 18, 2023

Date of Report (Date of earliest event reported)

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure..

On August 22, 2023, Cabaletta Bio, Inc. (the “Company”) issued a press release announcing the Company’s expansion of its Good Manufacturing Practice (“GMP”) Manufacturing Agreement with WuXi Advanced Therapies, Inc. (“WuXi ATU”) to include CABA-201. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 18, 2023, the Company entered into new work orders (the “Work Orders”), effective as of August 11, 2023 (the “Effective Date”), under the Company’s existing Development, Manufacturing, and Testing Services Agreement with WuXi ATU dated as of January 11, 2021 (“WuXi Agreement”). Pursuant to the Work Orders, WuXi ATU will serve as one of the Company’s cell processing manufacturing partners for the planned global clinical development of CABA-201 in multiple indications, including potential late-stage clinical trials and commercial readiness activities for CABA-201, in addition to WuXi ATU’s current engagement for the MuSK-CAART Phase 1 clinical trial. WuXi ATU will convert the Company’s current non-dedicated suite to a dedicated suite for GMP manufacturing for the Company’s CABA-201 and MuSK-CAART programs (the “Dedicated Suite”) for an initial term of eighteen (18) months with two eighteen (18) month extensions at the Company’s sole option on six (6) months notice prior to the end of the term. In addition, the Company agreed to certain monthly minimum runs. In lieu of the existing $1.5 million termination fee under the terms of the WuXi Agreement, the Company would incur a $1.08 million termination fee if it terminates both the CABA-201 and MuSK-CAART Work Orders for any reason. The Company may terminate for convenience with six (6) months prior written notice, however, the Company may not terminate the Dedicated Suite without termination both MuSK-CAART and CABA-201 GMP run work orders. In lieu of the existing eighteen (18) month termination right for convenience under the WuXi Agreement, WuXi ATU may not terminate prior to fifty-four (54) months from the Effective Date.

The foregoing description of the terms of the WuXi Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the WuXi Agreement which was filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on March 16, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Cabaletta Bio, Inc. dated August 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: August 22, 2023	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer